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                                                                     Exhibit 8.1


LATHAM & WATKINS LLP                    53rd at Third
                                        885 Third Avenue
                                        New York, New York  10022-4802
                                        Tel: (212) 906-1200  Fax: (212) 751-4864
                                        www.lw.com

DECEMBER 4, 2003                        FIRM / AFFILIATE OFFICES
                                        Boston        New Jersey
                                        Brussels      New York
                                        Chicago       Northern Virginia
                                        Frankfurt     Orange County
                                        Hamburg       Paris
                                        Hong Kong     San Diego
                                        London        San Francisco
                                        Los Angeles   Silicon Valley
                                        Milan         Singapore
                                        Moscow        Tokyo
                                                      Washington, D.C.


Ctrip.com International, Ltd.
3F, Building 63-64
No. 421 Hong Cao Road
Shanghai 200233
People's Republic of China

         Re: 4,200,000 American Depositary Shares (the "ADSs"), representing 8,400,000 Ordinary Shares of Ctrip.Com International, Ltd.
              (the "Company")


Ladies and Gentlemen:

         In connection with the initial public offering on the date hereof of 4,200,000 American Depositary Shares ("ADSs"), each representing two ordinary shares, par value $0.01 per share ("Ordinary Shares"), of Ctrip.com International, Ltd., a Cayman Islands company (the "Company"), pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the "Act"), filed by the Company with the Securities and Exchange Commission (the "Commission") on November 13, 2003 (File No. 333-110455), as amended to date (the "F-1 Registration Statement"), and the registration statement on Form F-6 under the Act filed with the Commission on November 13, 2003 (File No. 333-110459), as amended to date (the "F-6 Registration Statement"), you have requested our opinion concerning the statements in the F-1 Registration Statement under the caption "Taxation--United States Federal Income Taxation."

         The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the F-1 Registration Statement.

         In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the

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LATHAM & WATKINS LLP



purpose of our opinion, we have not made an independent investigation, or audit of the facts set forth in the above-referenced documents.

         We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

         Based on such facts and subject to the limitations set forth in the F-1 Registration Statement, it is our opinion that the statements in the F-1 Registration Statement under the caption "Taxation--United States Federal Income Taxation," insofar as they purport to summarize certain provisions of the statutes and regulations referred to therein, are accurate summaries in all material respects.

         No opinion is expressed as to any matter not discussed herein.

         This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the F-1 Registration Statement may affect the conclusions stated herein.

         This opinion is furnished to you, and is for your use in connection with the transactions set forth in the F-1 Registration Statement upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, which may be granted or withheld in our sole discretion.

         We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to, the F-1 Registration Statement and to the reference to our name under the heading "Taxation" in the prospectus included in the F-1 Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.


                                        Very truly yours,
                                        /s/ Latham & Watkins LLP